UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 18, 2018 (May 11, 2018)
____________________________________________________________
TerraForm Power, Inc.
(Exact name of registrant as specified in its charter)
 ______________________________________________________________

Delaware	001-36542	46-4780940
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I. R. S. Employer Identification No.)

7550 Wisconsin Avenue, 9th Floor, Bethesda, Maryland 20814
(Address of principal executive offices, including zip code)

(240) 762-7700
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
Repricing of Term Loan
On May 11, 2018 (the “Effective Date”), TerraForm Power Operating, LLC (“TERP Operating”), an indirect subsidiary of TerraForm Power, Inc. (the “Company”), entered into an amendment (the “Repricing Amendment”) to that certain Term Loan and Guaranty Agreement, dated as of November 8, 2017 (as amended by the Repricing Amendment and as further from time to time, the “Term Loan Agreement”), among TERP Operating, as borrower, TerraForm Power, LLC, as guarantor, certain subsidiaries of TERP Operating, as guarantors, and Royal Bank of Canada, as administrative and collateral agent, and the other parties named therein.
As a result of the Repricing Amendment, the interest rate on the term loans (“Term Loans”) under the Term Loan Agreement was reduced by 0.75% per annum and, effective as of the Effective Date, bears interest at a rate equal to, at TERP Operating’s option, either LIBOR plus an applicable margin of 2.00% per annum or a base rate plus an applicable margin of 1.00% per annum. TERP Operating will pay continuing lenders and any new lenders of Term Loans an original issue discount on the repriced Term Loans equal to approximately $436,400 (or .125% of the $349,125,00 principal amount of the Term Loans outstanding) in connection with entering into the Repricing Amendment. The Term Loans are prepayable at any time without premium or penalty; provided that there will be a 1.00% pre-payment premium in connection with any repricing or amendment of the Term Loans that reduces or has the effect of reducing the interest rate prior the six-month anniversary of the Effective Date. The Repricing Amendment did not change the final maturity date or amortization schedule for the Term Loans.
TERP Operating did not incur additional debt or receive any proceeds in connection with the Repricing Amendment. This description of the Repricing Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Repricing Amendment included as an exhibit to this Form 8-K.
Item 9.01 Financial Statement and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1
Amendment No. 1 to Term Loan and Guaranty Agreement, dated as of May 11, 2018, among TerraForm Power, Operating, LLC as borrower, TerraForm Power, LLC as a guarantor, certain subsidiaries of TerraForm Power Operating, LLC as guarantors, the lenders party thereto from time to time, and Royal Bank of Canada as administrative agent and collateral agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERRAFORM POWER, INC.

Date: May 18, 2018	By:	/s/ Andrea Rocheleau
	Name:	Andrea Rocheleau
	Title:	General Counsel and Secretary